SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported)................March 14, 1997


                        SOUTH BRANCH VALLEY BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   West Virginia                   0-16587                        55-0672148
  ----------------               ----------                      ------------
 (State of other               (Commission                (I.R.S. Employer
 jurisdiction                   File Number)                Identification No.)
 of incorporation)




             310 North Main Street, Moorefield, West Virginia 26836
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)




        Registrant's telephone number, including area code (304) 538-2353








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ITEM 5.     OTHER EVENTS


                     EXECUTION OF STOCK PURCHASE AGREEMENT

     As reported in the Form 8-K dated February 7, 1997, on February 7, 1997, South Branch Valley Bancorp, Inc. ("South Branch") executed a Stock Purchase Agreement (the "Stock Purchase Agreement") with Fred L. Haddad, Karen L. Haddad, Larry Haddad, Susan Haddad, Lauren Haddad, Elizabeth Haddad and Paul E. White (the "Sellers"), 350 MacCorkle Avenue, S.E., Station Place, Charleston, West Virginia 25314 to purchase all 424,680 shares of Mr. Haddad's stock, or approximately 35.4% of Capital State Bank, Inc. ("Capital State Bank"), a state banking corporation located at 2402 Mountaineer Boulevard, South Charleston, West Virginia 25309. South Branch will pay to the Sellers a purchase price of $11.00 per share. The Stock Purchase Agreement is contingent on the happening of various events, including but not limited to the ability of South Branch to obtain all regulatory approvals prior to consummation of the purchase.

     On March 12, 1997, South Branch executed a Stock Purchase Agreement with Ferris, Baker Watts, Inc. to purchase an additional 50,000 shares of the Common Stock of Capital State Bank at a purchase price of $10.25 per share. This purchase was consummated on March 14, 1997. These shares, when added to the 424,680 shares of stock to be purchased under the Stock Purchase Agreement and certain Affiliate Shares (defined below), would give South Branch an ownership interest of approximately 40% in Capital State Bank.


              SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATIONS

     As stated in its 8-K filed on January 21, 1997, South Branch executed a letter of intent dated January 15, 1997 (the "Letter of Intent") to purchase 275,000 shares, or approximately 23%, of Capital State Bank, Inc. ("Capital State Bank") from Fred L. Haddad at a purchase price of $11.00 per share. The Letter of Intent was contingent on the happening of several events, including but not limited to (i) execution of a definitive stock purchase agreement; (ii) the ability of South Branch to purchase an additional 149,680 shares of Capital State Bank stock at a purchase price of $11.00 per share from the following individuals: Karen L. Haddad - 10,000 shares, Larry Haddad - 20,000 shares, Susan Haddad - 60,000 shares, Lauren Haddad - 15,000 shares, Elizabeth Haddad - 15,000 shares and Paul White 29,680 shares, (herein collectively referred to as the "Additional Shares"); (iii) the ability of South Branch to obtain all regulatory approvals; and (iv) completion of a due diligence review of financial, legal, accounting and environmental matters that is satisfactory to South Branch. At the time of filing of South Branch's 8-K dated January 21, 1997, letters of intent with the holders of the Additional Shares had not been executed.

            Since the filing of that 8-K, South Branch has (i) executed letters of intent with the holders of the Additional Shares and (ii) executed a definitive stock purchase agreement with Mr. Haddad and the holders of the Additional Shares (the "Stock Purchase Agreement"). In addition, certain members of the Board of Directors of South Branch own stock in Capital State Bank.

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Messrs. John W. Crites, H. Charles Maddy, III and Gary L. Hinkle each own 5,000,
300 and 1,000 shares, respectively (the "Affiliate Shares"). The acquisition of Mr. Haddad's Shares and the Additional Shares (collectively the "Shares") and the purchase of 50,000 additional Ferris, Baker Watts Shares reported herein, combined with the Affiliate Shares, will result in South Branch owning approximately 40% of Capital State Bank, Inc.

     The source and amount of funds used or to be used in purchasing the Shares will be (i) $178,690.50 in funds currently available from South Branch, and (ii) a loan in an amount not to exceed $3,000,000 from the Potomac Valley Bank, Petersburg, West Virginia. The source of the remaining $1,492,789.50 would be funds available to South Branch as a result of its sale of authorized but unissued shares of South Branch stock to certain directors at a purchase price of $43.50. The directors who will purchase South Branch stock and the amount they will purchase are as follows:


                                                     Amount of Shares
                                                     Applicant Owned
Director's Name   Number of Shares  Dollar Amount    After Acquisition
----------------------------------------------------------------------
                                                        Number      %
                                                     -----------------

John W. Crites         25,300       $1,100,550.00       51,205    12.40
Gary L. Hinkle          4,600          200,100.00       14,517     3.52
Jeffrey E. Hott         2,530          110,055.00       21,505     5.21
Oscar M. Bean             575           25,012.50        9,274     2.25
Donald W. Biller          506           22,011.00        6,626     1.61
Thomas J. Hawse, III      300           13,050.00        3,100     0.75
Mary Ann Ours             506           22,011.00        5,121     1.24
                       ------       -------------      -------    -----
                       34,317       $1,492,789.50      111,348    26.98
                       ======       =============      =======    =====

     As discussed more fully below, the proposed transaction with respect to the Shares is subject to prior regulatory approval by state and federal bank regulatory authorities. The purchase of the Ferris, Baker Watts Shares was not subject to prior regulatory approval because the Ferris, Baker Watts Shares constitute less than 5% of the issued and outstanding stock of Capital State Bank. Regulatory approval is not required for purchases involving 5% or less.


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     In the event  regulatory  approval is denied,  all funds  currently held in escrow will be returned to the directors without interest and no shares of South Branch stock will be issued. The proposed sale of stock is not part of an overall plan by this group to obtain control of South Branch. The individuals purchasing South Branch Stock have no voting rights to the shares nor do they have the right to direct disposition of these shares.

     The source and amount of funds for the purchase of the Ferris, Baker Watts Shares was (I) a loan in the amount of $500,000 from The First National Bank of Romney, 75 Rosemary Lane, P. O. Box 1037, Romney, West Virginia 26757; and (ii) $12,500 in funds currently available.


                            PURPOSE OF TRANSACTION

     The purpose of this transaction is to permit South Branch to obtain control of Capital State Bank, Inc. At this time, it is the intention of South Branch to accumulate enough stock to motivate its discussions with management of Capital State Bank, Inc. and to enhance the prospects that the contemplated transaction will be successfully consummated by reducing the possibility of a third party making an unsolicited acquisition proposal.

     At this time, South Branch is considering the option of seeking to acquire the remaining shares of Capital State Bank, Inc., through a negotiated merger proposal with current management. South Branch contemplates that if such merger discussions occur, such proposal would include negotiations concerning the resignation of certain board members and the filling of board vacancies. Since the filing of its initial 8-K, pursuant to the Stock Purchase Agreement, two directors of Capital State Bank, Inc., Karen L. Haddad and Paul White have resigned. Since the filing of 8-K dated February 7, 1997, Larry Haddad has resigned as Chairman of the Board of Directors. Charles Piccirillo is now acting Chairman of the Board.

     South Branch is a West Virginia bank holding company that is regulated by the Federal Reserve Board under the Federal Bank Holding Company Act of 1956, as amended and by the West Virginia Division of Banking. Capital State Bank, Inc. is a non-member, West Virginia state banking corporation whose primary regulators are the Federal Deposit Insurance Corporation and the West Virginia Division of Banking. In order to consummate the purchase of the Shares contemplated hereunder, South Branch and Capital State Bank, Inc. are each required to file applications with their respective banking regulators for approval of the proposed transaction prior to consummation. These regulatory requirements could slow down or prevent the proposed acquisition of the Shares by South Branch.
                                       4
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                     INTEREST IN SECURITIES OF THE ISSUER

     The aggregate number and percentage of the common stock of Capital State Bank, Inc. beneficially owned by South Branch is 474,680 shares. This amount combined with the Affiliate Shares will give South Branch approximately a 40% ownership interest in Capital State Bank. Legal title to 424,680 of the total shares (i.e. the Shares as defined herein) has not been transferred to South Branch. Under applicable federal banking law, both South Branch and Capital State must obtain prior approval of South Branch's acquisition of the Shares. In furtherance of this transaction, South Branch has placed purchase price for the Shares in escrow and the holders of the Shares have placed certificates representing the Shares in escrow until regulatory approval has been obtained. South Branch was not required under federal banking law to obtain prior approval of the purchase of the Ferris, Baker Watts Shares since its beneficial ownership will not exceed 5%, including the Affiliate Shares. Messrs. John W. Crites, H. Charles Maddy, III and Gary L. Hinkle each own 5,000, 300 and 1,000 shares of Capital State Bank, respectively.


           CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS
                   WITH RESPECT TO SECURITIES OF THE ISSUER

     South Branch borrowed $500,000 from The First National Bank of Romney to finance the purchase price of the Ferris, Baker Watts Shares at an interest rate of prime minus a quarter, which interest rate shall be adjusted annually.


CHS80651

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Signatures


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               South Branch Valley Bancorp, Inc.
                                               ---------------------------------
                                                       (Registrant)


                March 27, 1997                      /s/ H. Charles Maddy, III
            ------------------------            -------------------------------
                    Date                                (Signature)

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